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Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements (File Nos. 2-99967, 33-35951, 333-04273, 333-10415, 333-175155, 333-18523, 333-38047, 333-41447, 333-89437, 333-72906, 333-36252, 333-92531 and 333-87570) of Hilton Hotels Corporation and its subsidiaries of our report dated January 27, 2003, with respect to the consolidated financial statements of Hilton Hotels Corporation and its subsidiaries incorporated by reference in this Form 10-K for the year ended December 31, 2002.

/s/ Ernst & Young LLP

Los Angeles, California
March 26, 2003

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  Exhibit 23
CONSENT OF INDEPENDENT AUDITORS